SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

(Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.08 Shareholder Director Nominations.

On February 11, 2013, the Board of Directors of Clean Coal Technologies, Inc. (the “Company”) set May 8, 2013 as the date of the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and set March 25, 2013 as the record date for determining stockholders entitled to vote at the Annual Meeting.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices on or before February 27, 2013. In addition, in order for a stockholder proposal made outside of Rule 14a-8 of the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before February 27, 2013. Proposals should be directed to the attention of the Corporate Secretary, Clean Coal Technologies, Inc., 295 Madison Avenue, 12th Floor, New York, NY 10017.

Item 8.01

 Other Events.

The information set forth under Item 5.08 above is incorporated herein by reference.

On February 11, 2013, the Board of Directors of the Company approved the adoption of a code of business conduct and ethics (the “Code”). The full text of the Code is attached hereto as an exhibit and will also be posted on the Company’s website at www.cleancoaltechnologiesinc.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

Exhibit 14	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  February 14, 2013

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer